Intelligent Communication Announces Strategic Acquisition

Acquires Solesys S.A.

SINGAPORE -- (Marketwire) -- 01/25/10 -- Intelligent Communication Enterprise Corporation (OTCBB: ICMC), (www.icecorpasia.com), said today that it has acquired all of the outstanding shares of Solesys S.A. (www.solesys.com).

Solesys is based in Switzerland and has developed next-generation solutions for the premium mobile market.

Solesys has been acquired for US $9.6 million in Intelligent Communication stock.

"Solesys has technology that has the potential to revolutionize the mobile marketing world. It will be a great complement to our mobile marketing subsidiary Radius-ED. In addition, Solesys' next-generation platform can be immediately implemented in our other divisions," said Luther Jao, Intelligent Communication CEO. "This acquisition of Solesys and its next-generation platform will make us a leader in the premium mobile data market."

"We are very excited to be part of Intelligent Communication," said Mark Hoegarts, Solesys CEO. "We believe that we will not only be complementary to Intelligent Communication's current business but combined will provide Intelligent Communication with the world's leading platform for the mobile data market."

About Intelligent Communication Enterprise: Intelligent Communication Enterprise Corporation (OTCBB: ICMC), (www.icecorpasia.com), headquartered in Singapore, offers a range of innovative messaging, marketing and personal identification verification security solutions using the mobile phone.

This news release may contain "forward-looking" statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from the forward-looking statements in this press release. Additional risks and uncertainties are identified and described in the Company's SEC reports. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and the Company specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events, or circumstances after the date of such statement.

CONTACT: Intelligent Communication Enterprise Corporation

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